UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2022

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (781) 332-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 par value	CCF	NYSE American

Section 5 –- Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2022, the Compensation and Management Development Committee of the Board of Directors of Chase Corporation (the “Company”) approved the Chase Corporation Annual Incentive Plan and the Chase Corporation Long Term Incentive Plan, in each case for the Company’s fiscal year ending August 31, 2023.

Consistent with prior years, the Annual Incentive Plan for fiscal 2023 provides participating executive team members the opportunity for cash bonuses based on the Company achieving a preset annual goal or target based on earnings before interest expense, taxes, depreciation and amortization (EBITDA). For fiscal year 2023, budgeted adjusted EBITDA, less the effects of foreign transaction gain (loss), aka EBITDAX, will be used as the EBITDA based target. For each participating executive team member, target awards are valued at a specified percentage of base salary. The threshold for any payments to be made under the plan is 80% of the EBITDA based target, at which point 50% of the target bonus would be paid. The maximum award of 200% of the target bonus would be paid if the actual EBITDA based results under the plan equals or exceeds 120% of the target.

Also consistent with prior years, the Long Term Incentive Plan provides the opportunity for participating executive team members to participate in the long term growth of the Company through three types of equity awards: performance-based restricted stock awards, time-based restricted stock awards, and stock option awards. For the Chief Executive Officer, Chief Financial Officer and General Counsel, the performance share portion represents 50% of the total award (at target) and the time-based restricted stock and stock option awards represent 25% each. The performance-based restricted stock is granted subject to achieving certain preset goals relating to the Company’s earnings per share (EPS) and return on invested capital (ROIC) and can be adjusted up or down depending on performance. The EPS and ROIC related goals are weighted for 80% and 20% of the total award, respectively. For any of the performance-based shares to vest, 80% of either the EPS or ROIC target must be met, at which point 50% of the award (weighted applicably) would vest. The full award would vest at achievement of 100% of both the EPS and ROIC target and the award may be adjusted upward to a maximum of 200% of the target award if 120% of each target is achieved. For purposes of the plan, EPS is determined using the number of weighted average diluted shares outstanding on August 31, 2022, the last day of fiscal year 2022. For purposes of the plan, ROIC is determined using the 3-year average ROIC, calculated as earnings before interest and tax, divided by the sum of equity and debt less cash. The time-based restricted stock awards will vest on the last day of the Company’s 2025 fiscal year if continued employment conditions are met. Stock options are valued using a Black-Scholes calculation, and vest in three equal annual installments beginning on the last day of fiscal 2023.

The above summaries of the Chase Corporation Annual Incentive Plan and the Chase Corporation Long Term Incentive Plan are qualified in their entirety by the copies of such plans filed as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Chase Corporation Annual Incentive Plan for Fiscal Year 2023
99.2	Chase Corporation Long Term Incentive Plan for Fiscal Year 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: September 1, 2022	By:	/s/ Michael J. Bourque
Michael J. Bourque
Treasurer and Chief Financial Officer

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